EXHIBIT 2.3

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use of our report dated May 26, 2008, with respect to the consolidated balance sheets of Taiga Building Products Ltd. (the "Company") as at March 31, 2008 and 2007, and the related consolidated statements of earnings and deficit, comprehensive income and cash flows for the years then ended, which are incorporated by reference in the Registration Statement on Form F-7 as filed with the United States Securities and Exchange Commission.

/s/ Cinnamon Jang Willoughby & Company
Cinnamon Jang Willoughby & Company
Chartered Accountants

Burnaby, BC, Canada
February 12, 2009